UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

CLIMB GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2023 (the “Closing Date”), Climb Global Solutions, Inc. (the “Company”) entered into a revolving credit agreement (the “Credit Agreement”) by and among the Company, Programmer’s Paradise, Inc. (“Paradise”), Climb Channel Solutions, Inc. (“Solutions”), Techxtend, Inc. (“Tech”), ISP International Software Partners, Inc. (“International”), Interwork Technologies Inc. (“Interwork” and, together with the Company, Paradise, Solutions, Tech, and International, the “U.S. Borrowers”), Climb Global Solutions Holdings UK LTD (“CGS UK”), Climb Global Solutions LTD (“CGSL” and, together with CGS UK, the “U.K. Borrowers” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A. (“JPM”), as Administrative Agent. The Credit Agreement provides for a revolving credit facility of up to $50.0 million, including the issuance of letters of credit and swingline loans not to exceed $2.5 million and $5.0 million, respectively, at any time outstanding (the “Credit Facility”). In addition, subject to certain conditions enumerated in the Credit Agreement, the Borrowers have the right to increase the revolving credit facility by a total amount not to exceed $20.0 million. The proceeds of the revolving loans, letters of credit and swingline loans under the Credit Agreement may be used for working capital needs, general corporate purposes and for acquisitions permitted by the terms of the Credit Agreement.

Each Borrower’s obligations, indebtedness and liabilities arising pursuant to the Credit Agreement and the other Loan Documents is unconditionally guaranteed by each other Borrower.  The obligations of the Borrowers under the Credit Agreement are secured by a first-priority security interest in the assets of the Company and the other U.S. Borrowers pursuant to a pledge and security agreement (the “Pledge Agreement), dated May 18, 2023, by and among the Company and the other U.S. Borrowers and JPM, in its capacity as administrative agent, for the Lenders party to the Credit Agreement.

All outstanding loans issued pursuant to the Credit Agreement become due and payable, on May 18, 2028. There were no amounts outstanding under the Credit Facility as of the Closing Date.

Availability under the Credit Facility will be based on the borrowing base, which is calculated based on the valuation of 75.0% of the U.S. Borrowers’ eligible accounts receivable, as reduced by certain reserves.

Outstanding Loans comprising (i) ABR Borrowings (including Swingline Loans to any US Borrower) bear interest at the ABR plus the Applicable Rate, (ii) Term Benchmark Borrowings bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, plus the Applicable Rate and (iii) RFR Loans bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate. The Applicable Rate for borrowings varies (i) in the case of ABR Borrowings, from 0.50% to 0.75% and (ii) in the case of Term Benchmark Borrowings and RFR Loans, from 1.50% to 1.75%.

The commitment fee payable on the unused portion of the Credit Facility equals (i) 0.20% per annum if the average utilization of the Credit Facility is less than 50.0% or (ii) 0.10% per annum if the average utilization of the Credit Facility is 50.0% or greater during any calendar quarter.

The Credit Agreement contains customary affirmative covenants, such as financial statement and collateral reporting requirements. The Credit Agreement also contains customary negative covenants that limit the ability of the Company and the Borrowers, and each of the Company’s and the Borrowers’ respective subsidiaries to, among other things, incur indebtedness, create liens or permit encumbrances, or undergo certain fundamental changes. Additionally, under certain circumstances, the Company is required to maintain a minimum fixed charge coverage ratio.

The Credit Agreement contains customary events of default, such as the failure to pay principal or any interest on any Loan or any reimbursement in respect of any outstanding letter of credit when due and payable, any material breach of any representation or warranty, the failure to perform or observe any covenant contained in the Credit Agreement, subject to certain remedy periods, as applicable, initiation of bankruptcy or insolvency proceedings, defaults on certain other material indebtedness, and change of control. Upon an event of default, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding and foreclose on collateral.

Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Pledge Agreement (collectively, the Agreements”) are not complete and are qualified in their entirety by reference to the full text of the Agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company voluntarily terminated that certain existing revolving credit agreement, dated November 15, 2017, by and among the Company, certain subsidiaries of the Company and Citibank, N.A.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the Credit Agreement is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Loan Agreement, dated May 18, 2023, by and among the Company and the other U.S. Borrowers, the U.K. Borrowers, the other Loan Parties party thereto, the Lenders party thereto and JPM.
10.2*	Pledge and Security Agreement, dates May 18, 2023, by and among the Company and the other U.S. Borrowers with JPM, in its capacity as administrative agent.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: May 23, 2023	By:	/s/ Andrew Clark
	Name:	Andrew Clark
	Title:	Chief Financial Officer

4